PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2015

NEW YORK, NY -- (Marketwired - May 06, 2015) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the second fiscal quarter ended March 31, 2015.

HIGHLIGHTS
Quarter ended March 31, 2015
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $ 1,300.4
  Net assets                                                      $   769.4
  Net asset value per share                                       $   10.25

  Credit Facility (cost $99.2)                                    $    93.5
  2019 Notes (cost $250.0)                                        $   254.1
  2025 Notes (cost $71.3)                                         $    71.4
  SBA debentures                                                  $   150.0

Yield on debt investments at quarter-end                               12.4%

Operating Results:
  Net investment income                                           $    22.1
  Net investment income per share                                 $    0.29
  Distributions declared per share                                $    0.28

Portfolio Activity:
  Purchases of investments                                        $    72.6
  Sales and repayments of investments                             $   103.2

  Number of new portfolio companies invested                              2
  Number of existing portfolio companies invested                         8
  Number of portfolio companies                                          67

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 7, 2015

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 7, 2015 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 211-0353 approximately 5-10 minutes prior to the call. International callers should dial (913) 981-5524. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 21, 2015 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6062181.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2015, our portfolio totaled $1,300.4 million and consisted of $350.4 million of senior secured loans, $610.7 million of second lien secured debt, $216.1 million of subordinated debt and $123.2 million of preferred and common equity. Our debt portfolio consisted of 68% variable-rate investments (including 61% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 32% fixed-rate investments. Overall, the portfolio had net unrealized depreciation of $78.8 million. As of March 31, 2015, we had two non-accrual debt investments, representing 1.2% of our overall portfolio on a cost basis. Our overall portfolio consisted of 67 companies with an average investment size of $19.4 million, had a weighted average yield on debt investments of 12.4% and was invested 27% in senior secured loans, 47% in second lien secured debt, 17% in subordinated debt and 9% in preferred and common equity.

As of September 30, 2014, our portfolio totaled $1,318.1 million and consisted of $465.6 million of senior secured loans, $493.4 million of second lien secured debt, $247.1 million of subordinated debt and $112.0 million of preferred and common equity. Our debt portfolio consisted of 67% variable-rate investments (including 61% with a LIBOR or prime floor) and 33% fixed-rate investments. Overall, the portfolio had net unrealized depreciation of $0.9 million. As of September 30, 2014, we had one non-accrual debt investment, representing 0.3% of our overall portfolio on a cost basis. Our overall portfolio consisted of 67 companies with an average investment size of $19.7 million, had a weighted average yield on debt investments of 12.5% and was invested 35% in senior secured loans, 37% in second lien secured debt, 19% in subordinated debt and 9% in preferred and common equity.

For the three months ended March 31, 2015, we invested $72.6 million in two new and eight existing portfolio companies with a weighted average yield on debt investments of 12.9%. Sales and repayments of investments for the three months ended March 31, 2015 totaled $103.2 million. For the six months ended March 31, 2015, we invested $231.5 million in five new and 13 existing portfolio companies with a weighted average yield on debt investments of 12.7%. Sales and repayments of investments for the six months ended March 31, 2015 totaled $182.5 million.

For the three months ended March 31, 2014, we invested $142.0 million in four new and six existing portfolio companies with a weighted average yield on debt investments of 12.0%. Sales and repayments of investments for the three months ended March 31, 2014 totaled $116.8 million. For the six months ended March 31, 2014, we invested $370.0 million in 13 new and 13 existing portfolio companies with a weighted average yield on debt investments of 12.2%. Sales and repayments of investments for the six months ended March 31, 2014 totaled $260.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2015 and 2014.

Investment Income

Investment income for the three and six months ended March 31, 2015 was $42.7 million and $81.9 million, respectively, and was attributable to $15.7 million and $30.3 million from senior secured loans, $18.8 million and $34.6 million from second lien secured debt, $8.0 million and $16.3 million from subordinated debt, and $0.2 million and $0.7 million from preferred and common equity, respectively. This compares to investment income for the three and six months ended March 31, 2014, which was $37.9 million and $72.3 million, respectively, and was attributable to $10.6 million and $20.2 million from senior secured loans, $14.3 million and $26.6 million from second lien secured debt, $12.7 million and $24.1 million from subordinated debt, and $0.3 million and $1.4 million from preferred and common equity, respectively. The increase in investment income compared with the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and six months ended March 31, 2015 totaled $20.6 million and $40.3 million, respectively. Base management fee for the same periods totaled $6.8 million and $13.6 million, incentive fee totaled $5.5 million and $10.4 million, debt related interest and expenses totaled $6.6 million and $13.1 million and general and administrative expenses totaled $1.7 million and $3.2 million, respectively. This compares to expenses for the three and six months ended March 31, 2014, which totaled $17.8 million and $34.3 million, respectively. Base management fee for the same periods totaled $6.0 million and $11.8 million, incentive fee totaled $5.0 million and $9.5 million, debt related interest and expenses totaled $5.1 million and $9.7 million and general and administrative expenses totaled $1.7 million and $3.3 million, respectively. The increase in expenses compared with the same periods in the prior year was primarily due to increased borrowing costs and the growth of our portfolio.

Net Investment Income

Net investment income totaled $22.1 million and $41.6 million, or $0.29 and $0.55 per share, for the three and six months ended March 31, 2015, respectively. Net investment income totaled $20.0 million and $38.0 million, or $0.30 and $0.57 per share, for the three and six months ended March 31, 2014, respectively. The increase in net investment income compared to the same period in the prior year was primarily due to the growth of our portfolio offset by higher financing costs. The decrease in net investment income per share compared with the same periods in the prior year was primarily due to the issuance of new shares.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2015 totaled $103.2 million and $182.5 million, respectively, and realized gains totaled $9.5 million and $18.1 million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2014 totaled $116.8 million and $260.8 million, respectively, and realized gains totaled $3.0 million and $5.7 million, respectively. The increase in realized gains compared with the same periods in the prior year was primarily due to the improved merger and acquisition environment and repayments of our investments.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three and six months ended March 31, 2015, we reported net unrealized depreciation on investments of $24.8 million and $77.9 million, respectively. For the three and six months ended March 31, 2014, we reported a net unrealized appreciation on investments of $23.8 million and $38.5 million, respectively. As of March 31, 2015 and September 30, 2014, our net unrealized depreciation on investments totaled $78.8 million and $0.9 million, respectively. The decrease compared with the same periods in the prior year was the result of the overall variation in the leveraged finance markets.

For the three and six months ended March 31, 2015, we reported net unrealized depreciation of $0.6 million and $1.7 million, respectively, on our multi-currency, senior secured revolving credit facility, or the Credit Facility, our 4.50% notes due 2019, or 2019 Notes, and our 6.25% senior notes due 2025, or 2025 Notes. For the three and six months ended March 31, 2014, we reported a net unrealized appreciation on our Credit Facility and 2025 Notes of $6.1 million and $2.0 million, respectively. The change compared with the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $7.4 million and $(16.6) million, or $0.10 and $(0.22) per share, for the three and six months ended March 31, 2015, respectively. This compares to a net change in net assets resulting from operations of $40.7 million and $80.1 million, or $0.61 and $1.20 per share, for the three and six months ended March 31, 2014, respectively. The decrease in the net change in net assets from operations compared with the same periods in the prior year reflects the change in portfolio investment values during the reporting periods.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of March 31, 2015 and September 30, 2014, there was $99.2 million and $55.2 million, respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate at the time of 2.63% and 2.80%, respectively, exclusive of the fee on undrawn commitments of 0.375%. The annualized weighted average cost of debt for the six months ended March 31, 2015 and 2014, inclusive of the fee on the undrawn commitment on the Credit Facility and upfront fees on Small Business Administration, or SBA, debentures, was 4.57% and 4.03%, respectively. As of March 31, 2015 and September 30, 2014, we had $445.8 million and $489.8 million of unused borrowing capacity, respectively, subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

As of March 31, 2015 and September 30, 2014, we had $250.0 million and $71.3 million in aggregate principal amount of 2019 Notes and 2025 Notes, respectively, with a fixed interest rate of 4.50% and 6.25% per year, respectively. As of March 31, 2014, we had $71.3 million in aggregate principal amount of 2025 Notes with a fixed interest rate of 6.25%.

As of March 31, 2015 and September 30, 2014, we had $225.0 million in SBA debt commitments through certain of our consolidated subsidiaries and $150.0 million was drawn for each period. Both SBA debentures' upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance discount of 2.43%, which are being amortized.

At March 31, 2015 and September 30, 2014, we had cash and cash equivalents of $62.8 million and $66.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $5.5 million for the six months ended March 31, 2015, primarily for net purchases of investments. Our financing activities provided cash of $1.9 million for the same period, primarily from net borrowings under our Credit Facility.

Our operating activities used cash of $133.2 million for the six months ended March 31, 2014, primarily for net purchases of investments. Our financing activities provided cash of $131.1 million for the same period, primarily from net borrowings under our Credit Facility.

RECENT DEVELOPMENTS

On May 6, 2015, the Company announced a share repurchase plan to purchase common stock in the open market in an amount up to $35 million. Unless extended, the program, which may be implemented at the discretion of management, will expire on the earlier of May 6, 2016 and the repurchase of $35 million of common stock.

DISTRIBUTIONS

During the three and six months ended March 31, 2015, we declared to stockholders distributions of $0.28 and $0.56 per share, respectively, for total distributions of $21.0 million and $42.1 million, respectively. For the same periods in the prior year, we declared distributions of $0.28 and $0.56 per share, respectively, for total distributions of $18.6 million and $37.3 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                             March 31, 2015   September 30,
                                               (unaudited)        2014
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost - $1,103,030,048 and
   $1,171,573,359, respectively)             $1,094,956,490  $1,212,515,400
  Non-controlled, affiliated investments
   (cost - $203,579,582 and $108,572,406,
   respectively)                                154,004,271      67,847,521
  Controlled, affiliated investments (cost -
   $72,384,496 and $38,708,555,
   respectively)                                 51,446,532      37,691,845
                                             --------------  --------------
  Total of investments (cost -
   $1,378,994,126 and $1,318,854,320,
   respectively)                              1,300,407,293   1,318,054,766
Cash and cash equivalents (cost -
 $63,051,050 and $66,600,195, respectively)      62,823,624      66,518,682
Interest receivable                              12,715,483      13,703,525
Deferred financing costs and other assets        13,326,399      13,550,224
                                             --------------  --------------
      Total assets                            1,389,272,799   1,411,827,197
                                             --------------  --------------
Liabilities
Distributions payable                            21,026,015      21,026,015
Payable for investments purchased                 8,022,188       4,432,500
Unfunded investments                                      -      15,607,059
Credit Facility payable (cost - $99,209,100
 and $55,226,300, respectively)                  93,501,790      53,497,620
SBA debentures payable (cost - $150,000,000)    150,000,000     150,000,000
2019 Notes payable (cost - $250,000,000)        254,051,000     251,350,250
2025 Notes payable (cost - $71,250,000)          71,421,000      71,820,000
Management fee payable                            6,799,736       6,385,103
Performance-based incentive fee payable           5,523,967       4,622,754
Interest payable on debt                          7,870,970       1,962,264
Accrued other expenses                            1,665,207       3,113,683
                                             --------------  --------------
      Total liabilities                         619,881,873     583,817,248
                                             --------------  --------------
Commitments and contingencies
Net assets
Common stock, 75,092,911 shares issued and
 outstanding.                                        75,093          75,093
  Par value $0.001 per share and 100,000,000
   shares authorized.
Paid-in capital in excess of par value          852,465,375     852,465,375
Distributions in excess of net investment
 income                                         (12,281,869)    (11,802,580)
Accumulated net realized gain (loss) on
 investments                                      6,461,276     (11,655,302)
Net unrealized depreciation on investments      (78,814,259)       (881,067)
Net unrealized depreciation (appreciation)
 on debt                                          1,485,310        (191,570)
                                             --------------  --------------
      Total net assets                       $  769,390,926  $  828,009,949
                                             --------------  --------------
      Total liabilities and net assets       $1,389,272,799  $1,411,827,197
                                             ==============  ==============
Net asset value per share                    $        10.25  $        11.03
                                             ==============  ==============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                     Three Months Ended March 31, Six Months Ended March 31,
                       ------------------------- --------------------------
                           2015         2014         2015          2014
                       ------------ ------------ ------------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest             $ 35,227,997 $ 31,858,467 $ 70,089,625  $ 60,823,402
  Other income            4,818,465    2,336,170    6,397,303     4,851,027
From non-controlled,
 affiliated
 investments:
  Interest                1,251,778    1,453,003    2,737,188     2,717,613
From controlled,
 affiliated
 investments:
  Interest                1,362,313    2,231,179    2,641,109     3,624,633
  Other income                    -            -            -       300,833
                       ------------ ------------ ------------  ------------
  Total investment
   income                42,660,553   37,878,819   81,865,225    72,317,508
                       ------------ ------------ ------------  ------------
Expenses:
  Base management fee     6,799,737    6,027,293   13,596,488    11,774,353
  Performance-based
   incentive fee          5,523,967    5,007,264   10,393,185     9,496,043
  Interest and
   expenses on debt       6,567,496    5,099,113   13,082,827     9,672,746
  Administrative
   services expenses        849,656      928,954    1,706,720     1,840,550
  Other general and
   administrative
   expenses                 823,828      787,140    1,513,264     1,549,644
                       ------------ ------------ ------------  ------------
  Total expenses         20,564,684   17,849,764   40,292,484    34,333,336
                       ------------ ------------ ------------  ------------
  Net Investment
   Income                22,095,869   20,029,055   41,572,741    37,984,172
                       ------------ ------------ ------------  ------------
Realized and
 unrealized (loss)
 gain on investments
 and debt:
Net realized gain on
 investments              9,490,439    3,029,573   18,116,578     5,688,684
Net change in
 unrealized
 (depreciation)
 appreciation on:
  Non-controlled, non-
   affiliated
   investments          (24,876,250)  15,782,680  (77,935,809)   29,998,188
  Controlled and non-
   controlled,
   affiliated
   investments              107,390    7,987,620        2,617     8,508,837
  Debt depreciation
   (appreciation)           561,253   (6,147,777)   1,676,880    (2,043,777)
                       ------------ ------------ ------------  ------------
  Net change in
   unrealized
   (depreciation)
   appreciation on
   investments and
   debt                 (24,207,607)  17,622,523  (76,256,312)   36,463,248
                       ------------ ------------ ------------  ------------
Net realized and
 unrealized (loss)
 gain from investments
 and debt               (14,717,168)  20,652,096  (58,139,734)   42,151,932
                       ------------ ------------ ------------  ------------
Net increase
 (decrease) in net
 assets resulting from
 operations            $  7,378,701 $ 40,681,151 $(16,566,993) $ 80,136,104
                       ============ ============ ============  ============
Net increase
 (decrease) in net
 assets resulting from
 operations per common
 share                 $       0.10 $       0.61 $      (0.22) $       1.20
                       ============ ============ ============  ============
Net investment income
 per common share      $       0.29 $       0.30 $       0.55  $       0.57
                       ============ ============ ============  ============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates, " "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com